UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 25, 2014

Boulevard Acquisition Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-36316 (Commission File Number)	46-4007249 (I.R.S. Employer Identification Number)

399 Park Avenue, 6th Floor New York, NY (Address of principal executive offices)	10022 (Zip code)

(212) 878-3500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐                          Written communications pursuant to Rule 425 under the Securities Act

☐                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01. Other Events.

On November 25, 2014, the Board of Directors (the “Board”) of Boulevard Acquisition Corp. (the “Company”) approved the formation of a compensation committee (the “Compensation Committee”) and appointed Robert J. Campbell, Joel Citron and Darren Thompson, each of whom is a director of the Company and independent for purposes of the NASDAQ Stock Market Listing Rules and the applicable rules and regulations of the Securities and Exchange Commission, to serve as the members of the Compensation Committee. The Board appointed Mr. Campbell to serve as the chairman of the Compensation Committee.

The Board also approved the adoption of a compensation committee charter (the “Compensation Committee Charter”). The Compensation Committee Charter is filed as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.

Item 9.01 Exhibits

(d) Exhibits.

Exhibit Number	Exhibit

99.1	Boulevard Acquisition Corp. Compensation Committee Charter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated:  December 8, 2014

BOULEVARD ACQUISITION CORP.

By:	/s/ Thomas Larkin
Name: Thomas Larkin
Title: Chief Financial Officer